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                                                                  Exhibit 23.2

McManus & Co., PC, Certified Public Accountants

[GRAPHIC]

188 Speedwell Avenue, Morris Plains, NJ 07950 -- Tel: 201-285-0012 -- Fax: 201-285-0939
350 5th avenue, Suite 1423, New York, NY 10118

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 26, 1996, on our audit of the financial statements of Nordic Equity Partners Corp. and subsidiaries. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".


/s/ McManus & Co., P.C.
-------------------------
McManus & Co., P.C.
Certified Public Accountants
Morris Plains, NJ 07950

February 14, 1997

Members: American Institute of Certified Public Accountants and New Jersey Society of Certified Public Accountants